Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS FIRST QUARTER 2008 RESULTS

Revenues Grew by 27.7% and Adjusted EBITDA Increased 20.1% Over Prior Year

ATLANTA (May 1, 2008) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of voice, broadband, and mobile services to small businesses, today announced its results for the first quarter ended March 31, 2008.

Recent financial and operating highlights include the following:

•	Strong first quarter revenue growth with revenues of $80.5 million, up 27.7% over the first quarter of 2007;

•	Net income of $1.0 million in the first quarter of 2008 compared with $2.7 million in the first quarter of 2007;

•	Total adjusted EBITDA of $14.5 million during the first quarter of 2008, an increase of 20.1% from the first quarter of 2007 (see Schedule 1 for reconciliation to net income);

•	Total customers in Cbeyond’s ten operating markets of 36,674, reflecting net customer additions of 1,633 in the quarter;

•	Average monthly revenue per customer location (ARPU) of $748 during the first quarter of 2008 compared to $750 in the fourth quarter of 2007 and $744 in the first quarter of 2007; and

•	Monthly customer churn of 1.3% in the first quarter of 2008 as compared to 1.4% in the fourth quarter of 2007.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three months ended March 31, 2007 and 2008, include the following:

	For the Three Months Ended March 31,
	2007	2008	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$63,026	$80,493	$17,467	27.7%
Operating expenses	$60,194	$78,032	$17,838	29.6%
Operating income	$2,832	$2,461	$(371)	(13.1%)
Net income	$2,733	$1,003	$(1,730)	(63.3%)
Capital expenditures	$13,882	$15,554	$1,672	12.0%

Key Operating Metrics and Non-GAAP Financial Measures
Customers	29,166	36,674	7,508	25.7%
Net additions	1,823	1,633	(190)	(10.4%)
Average monthly churn rate	1.0%	1.3%	0.3%	30.0%
Average monthly revenue per customer location	$744	$748	$4	0.5%
Adjusted EBITDA (in thousands)	$12,059	$14,488	$2,429	20.1%

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CBEY Reports First Quarter 2008 Results

May 1, 2008

Management Comments

“As in previous quarters, our financial results in the first quarter of 2008 demonstrated the continued strength of our business model and success of our execution,” said Jim Geiger, chief executive officer of Cbeyond. “We are pleased with the growth in our business and our financial performance in a tough economic environment, which was demonstrated by the continued high levels of profitability in our established markets.”

Geiger added, “In the first quarter, we were able to lower our bad debt expense to less than 2% of revenues, while our monthly customer churn declined to 1.3%. In addition, applications used per customer increased to 6.4, mobile penetration of our customer base reached 26% and ARPU was essentially stable. We continued to ramp our newly launched San Francisco Bay Area market and installed our first customer in our Miami market in the first quarter of 2008. All of this was achieved while also posting organic revenue growth of nearly 28% year-over-year.”

Geiger continued, “I’m pleased to note that the steps we took in the first quarter to address challenges caused by the economy have been successful so far in improving the health of our receivables and customer base. Although we did see some impact from the economic environment on our sales in several of our markets during the first quarter, we believe that our competitive outlook remains positive and the size of our long term opportunities is undiminished. ”

First Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $80.5 million for the first quarter of 2008, an increase of 27.7% from the first quarter of 2007. ARPU, or average monthly revenue per customer location, was generally stable at $748 in the first quarter of 2008, as compared to $744 in the first quarter of 2007 and $750 in the fourth quarter of 2007.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 68.9% in the first quarter of 2008 as compared with 70.2% in the first quarter of 2007. The decrease in gross margin was anticipated and was due to a number of factors, including the growth in mobile services, increased losses from mobile handset subsidies, and increased cost pressure from additional early stage markets.

Operating Income and Total Adjusted EBITDA

Cbeyond reported operating income of $2.5 million in the first quarter of 2008 compared with operating income of $2.8 million in the first quarter of 2007. The operating income of $2.5 million in the first quarter of 2008 includes $3.0 million in non-cash share-based compensation expense while the operating income of $2.8 million in the first quarter of 2007 includes $2.1 million in non-cash share-based compensation.

For the first quarter of 2008, total adjusted EBITDA was $14.5 million, an improvement of 20.1% over total adjusted EBITDA of $12.1 million in the first quarter of 2007.

Net Income

Cbeyond reported net income of $1.0 million for the first quarter of 2008 as compared to net income of $2.7 million for the first quarter of 2007. Income tax expense increased as a percentage of income before taxes as a result of our having begun to accrue federal income taxes at the full corporate tax rate and due to an increase in the Texas state margin tax, both of which occurred in the first quarter of 2008. Also, the loss on disposal of property and equipment was $0.7 million for the first quarter of 2008 as compared to $0.3 million for the first quarter of 2007, with the increase in the first quarter of 2008 primarily due to the higher level of writeoffs of certain software licenses in 2008.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities amounted to $46.0 million at the end of the first quarter of 2008, as compared to $56.2 million at the end of the fourth quarter of 2007. The decrease in cash was anticipated and related to a number of factors, including the payment for significant purchases of capital expenditures recorded in the fourth quarter but not paid until the first quarter, the payment of other significant payables in the first quarter, such as payments in connection with the favorable resolution of significant billing disputes with telecommunications suppliers, and payment of outstanding 2007 bonuses and commissions.

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CBEY Reports First Quarter 2008 Results

May 1, 2008

Capital Expenditures

Capital expenditures were $15.6 million during the first quarter of 2008, compared to $18.1 million in the fourth quarter of 2007 and $13.9 million in the first quarter of 2007. Capital expenditures in the first quarter of 2008 decreased from the fourth quarter of 2007 due to the greater number of network efficiency and back office projects that occurred in the fourth quarter.

Business Outlook for 2008

With respect to its annual guidance for 2008, Cbeyond anticipates completing the year within the previously announced ranges for adjusted EBITDA and capital expenditures, but at the lower end of the previously announced range for revenue.

2008 Guidance
Revenues	$355 million to $360 million
Adjusted EBITDA	$60 million to $62 million
Capital expenditures	$65 million to $70 million

Cbeyond’s guidance for 2008 assumes a continued challenging economy during 2008.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, May 1, 2008, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing (877) 440-5787 (for domestic U.S. callers) and (719) 325-4895 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading IP-based managed services provider that delivers integrated packages of communications and IT services to more than 36,000 small businesses throughout the United States. Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry®, broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond manages these services over a private, 100-percent Voice over Internet Protocol (VoIP) facilities-based network. For more information on Cbeyond, visit www.cbeyond.net.

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CBEY Reports First Quarter 2008 Results

May 1, 2008

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: the risk that we may be unable to continue to experience revenue growth at historical levels; changes in federal or state regulation or decisions by regulatory bodies that affect the Company; periods of economic downturn and the resulting inability of certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

SCHEDULE I

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with accounting principles generally accepted in the United States, or GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies. The following information includes a reconciliation of total adjusted EBITDA to net income:

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CBEY Reports First Quarter 2008 Results

May 1, 2008

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2007	2008
Revenue:
Customer revenue	$61,661	$78,738
Terminating access revenue	1,365	1,755

Total revenue	63,026	80,493

Operating expenses:
Cost of revenue	18,779	25,038
Selling, general and administrative	34,293	43,982
Public offering expenses	2	—
Depreciation and amortization	7,120	9,012

Total operating expenses	60,194	78,032

Operating income	2,832	2,461

Other income (expense):
Interest income	608	380
Interest expense	(45)	(56)
Loss on disposal of property and equipment	(332)	(742)

Total other income (expense)	231	(418)

Income before income taxes	3,063	2,043
Income tax expense	(330)	(1,040)

Net income	$2,733	$1,003

Earnings per common share
Basic	$0.10	$0.04

Weighted average number of common shares outstanding
Basic	27,485	28,228

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CBEY Reports First Quarter 2008 Results

May 1, 2008

CBEYOND, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2007	March 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$56,174	$46,039
Accounts receivable, gross	26,149	26,260
Less: Allowance for doubtful accounts	(2,983)	(2,571)

Accounts receivable, net	23,166	23,689
Other assets	12,181	12,926

Total current assets	91,521	82,654

Property and equipment, gross	236,254	250,438
Less: Accumulated depreciation and amortization	(137,900)	(146,284)

Property and equipment, net	98,354	104,154
Other assets	8,487	8,920

Total assets	$198,362	$195,728

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$12,983	$10,628
Other accrued liabilities	57,467	53,458

Total current liabilities	70,450	64,086

Other non-current liabilities	594	589
Stockholders' equity
Common stock	282	283
Additional paid-in capital	253,534	256,265
Accumulated deficit	(126,498)	(125,495)

Total stockholders' equity	127,318	131,053

Total liabilities and stockholders' equity	$198,362	$195,728

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CBEY Reports First Quarter 2008 Results

May 1, 2008

CBEYOND, INC. AND SUBSIDIARIES

Selected Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007	Dec. 31 2007	Mar. 31 2008
Revenues
Atlanta	$17,255	$17,957	$18,555	$19,044	$19,412
Dallas	14,328	15,039	15,652	16,165	16,607
Denver	15,548	16,035	16,453	16,793	17,155
Houston	8,608	9,422	10,147	10,813	11,069
Chicago	5,373	6,319	7,143	7,913	8,406
Los Angeles	1,842	2,611	3,522	4,372	4,945
San Diego	72	332	818	1,288	1,796
Detroit	—	—	126	450	851
San Francisco Bay Area	—	—	—	39	239
Miami	—	—	—	—	13

Total revenues	$63,026	$67,715	$72,416	$76,877	$80,493

Operating income (loss)
Atlanta	$8,859	$9,241	$9,723	$9,807	$10,164
Dallas	5,804	6,097	6,575	7,242	7,359
Denver	7,739	7,893	7,945	7,777	8,215
Houston	2,558	3,098	3,658	3,718	4,310
Chicago	536	905	1,307	1,583	1,860
Los Angeles	(1,188)	(1,261)	(682)	(63)	398
San Diego	(1,324)	(1,671)	(1,500)	(1,330)	(1,181)
Detroit	(11)	(762)	(1,410)	(1,657)	(1,413)
San Francisco Bay Area	—	(5)	(328)	(1,211)	(1,387)
Miami	—	—	(8)	(63)	(809)
Minneapolis	—	—	—	(2)	(71)
Corporate	(20,141)	(20,967)	(22,314)	(22,856)	(24,984)

Total operating income	$2,832	$2,568	$2,966	$2,945	$2,461

Adjusted EBITDA
Atlanta	$9,959	$10,290	$10,779	$10,865	$11,221
Dallas	6,888	7,181	7,683	8,283	8,353
Denver	8,811	8,900	8,823	8,646	9,085
Houston	3,375	3,965	4,513	4,634	5,245
Chicago	1,090	1,540	2,001	2,336	2,690
Los Angeles	(877)	(883)	(283)	432	950
San Diego	(1,233)	(1,537)	(1,289)	(1,182)	(938)
Detroit	(11)	(743)	(1,239)	(1,451)	(1,154)
San Francisco Bay Area	—	(5)	(322)	(1,141)	(1,219)
Miami	—	—	(8)	(58)	(781)
Minneapolis	—	—	—	(2)	(66)
Corporate	(15,943)	(16,097)	(17,195)	(17,387)	(18,898)

Total adjusted EBITDA	$12,059	$12,611	$13,463	$13,975	$14,488

Adjusted EBITDA margin (market-level)
Atlanta	57.7%	57.3%	58.1%	57.1%	57.8%
Dallas	48.1%	47.7%	49.1%	51.2%	50.3%
Denver	56.7%	55.5%	53.6%	51.5%	53.0%
Houston	39.2%	42.1%	44.5%	42.9%	47.4%
Chicago	20.3%	24.4%	28.0%	29.5%	32.0%
Los Angeles	(47.6%)	(33.8%)	(8.0%)	9.9%	19.2%
San Diego	N/M	N/M	(157.6%)	(91.8%)	(52.2%)
Detroit	N/M	N/M	N/M	N/M	(135.6%)
San Francisco Bay Area	N/M	N/M	N/M	N/M	N/M
Miami	N/M	N/M	N/M	N/M	N/M
Minneapolis	N/M	N/M	N/M	N/M	N/M

Adjusted EBITDA margin (as % of total revenue)
Corporate	(25.3%)	(23.8%)	(23.7%)	(22.6%)	(23.5%)
Total	19.1%	18.6%	18.6%	18.2%	18.0%

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CBEY Reports First Quarter 2008 Results

May 1, 2008

CBEYOND, INC. AND SUBSIDIARIES

Selected Operating Statistics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007	Dec. 31 2007	Mar. 31 2008
Capital expenditures
Atlanta	$1,464	$916	$1,059	$2,163	$677
Dallas	2,149	777	586	738	683
Denver	394	731	847	1,230	959
Houston	1,149	826	889	689	778
Chicago	1,166	792	907	947	580
Los Angeles	854	923	1,014	791	785
San Diego	1,067	205	653	609	710
Detroit	1,379	1,572	550	464	832
San Francisco Bay Area	36	408	1,363	1,301	1,146
Miami	—	—	54	1,095	1,977
Minneapolis	—	—	47	288	1,098
Corporate	4,224	5,652	4,764	7,802	5,329

Total capital expenditures	$13,882	$12,802	$12,733	$18,117	$15,554

Other Operating Data
Customers (at period end)	29,166	31,175	33,287	35,041	36,674
Net additions	1,823	2,009	2,112	1,754	1,633
Average monthly churn rate	1.0%	1.0%	1.1%	1.4%	1.3%
Average monthly revenue per customer location	$744	$748	$749	$750	$748

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CBEY Reports First Quarter 2008 Results

May 1, 2008

CBEYOND, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Mar. 31 2007	Jun. 30 2007	Sept. 30 2007	Dec. 31 2007	Mar. 31 2008
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$12,059	$12,611	$13,463	$13,975	$14,488
Depreciation and amortization	(7,120)	(7,557)	(7,763)	(8,366)	(9,012)
Non-cash share-based compensation	(2,105)	(2,486)	(2,734)	(2,664)	(3,015)
Public offering expenses	(2)	—	—	—	—
Interest income	608	655	749	688	380
Interest expense	(45)	(48)	(100)	(59)	(56)
Loss on disposal of property and equipment	(332)	(243)	(219)	(370)	(742)
Income tax benefit (expense)	(330)	(40)	(16)	9,289	(1,040)

Net income	$2,733	$2,892	$3,380	$12,493	$1,003

	Three Months Ended March 31,
	2007	2008
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$12,059	$14,488
Depreciation and amortization	(7,120)	(9,012)
Non-cash share-based compensation	(2,105)	(3,015)
Public offering expenses	(2)	—
Interest income	608	380
Interest expense	(45)	(56)
Loss on disposal of property and equipment	(332)	(742)
Income tax benefit (expense)	(330)	(1,040)

Net income	$2,733	$1,003

*    *    *    *    *

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